SECURITIES AND EXCHANGE COMMISSION


Washington, D.C.  20549


____________


FORM 8-A


FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934



                                      MBNA America Bank, National
Association
(Exact name of registrant as specified in its charter)


                                United States
                  	       51-0331454
	(State of incorporation or organization)	(IRS Employer
	Identification No.)



                          Wilmington, Delaware
	          19884
	(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

MBNA Master Credit Card Trust II
Class A Floating Rate Asset Backed Certificates, Series 1998-D
Class B Floating Rate Asset Backed Certificates, Series 1998-D
 (Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.	Description of Registrant's Securities to be Registered.

	The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; "Description of the Series Provisions" ;
and "ERISA Considerations" in the Prospectus Supplement dated
July 23, 1998 and "Prospectus Summary"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Description of the Certificates"; "Certain Legal Aspects of the Receivables"; "Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated July 22, 1998 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.	Exhibits.

	Exhibit 1--Form of specimens of certificates representing
Class A Floating Rate Asset Backed Certificates,
Series 1998-D and Class B Floating Rate Asset Backed
Certificates, Series 1998-D.

	Exhibit 2--Pooling and Servicing Agreement (included in
Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).

	Exhibit 3--First Amendment to Pooling and Servicing
Agreement, dated as of March 11, 1996 (included in
Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April
5, 1996, which is incorporated herein by reference).

	Exhibit 4--Second Amendment to Pooling and Servicing
Agreement, dated as of June 2, 1998.

	Exhibit 5--Series 1998-D Supplement.

	Exhibit 6--Prospectus Supplement dated July 23, 1998, as filed with the Securities and Exchange Commission on July 23, 1998, pursuant to Rule 424(b)(2), together with the Prospectus dated July 22, 1998 as filed with the Securities and Exchange Commission on July
23, 1998, pursuant to Rule 424(b)(5).

	SIGNATURE


		Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


							MBNA AMERICA BANK,
							  NATIONAL ASSOCIATION




Date:  July 30, 1998
							By:_/s/ Jerry M. Hamstead____
							   	Jerry M. Hamstead
							      	First Vice
President
	INDEX TO EXHIBITS



Exhibit
Number-

Exhibit
-
1-Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1998-D and Class B Floating Rate Asset Backed Certificates, Series 1998-D.
-
2-Pooling and Servicing Agreement (included in Exhibit 4 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on October 14, 1994, which is incorporated herein by reference).
-
3-First Amendment to Pooling and Servicing Agreement, dated as of March 11, 1996 (included in Exhibit 3 to the Registrant's Form 8-A, as filed with the Securities and Exchange Commission on April 5, 1996, which is incorporated herein by reference).
-
4-Second Amendment to Pooling and Servicing Agreement, dated as of June
2, 1998.
-
5-Series 1998-D Supplement.
-
6-Prospectus Supplement dated July 23, 1998, as filed with the Securities and Exchange Commission on July 23, 1998, pursuant to Rule 424(b)(2), together with the Prospectus dated July 22, 1998, as filed with the Securities and Exchange Commission on July 23, 1998, pursuant to Rule 424(b)(5), is incorporated herein by reference.
-
-


(..continued)





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